AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2004

                            REGISTRATION NO._________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      EYE SPAN ENTERTAINMENT NETWORK, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                           8771                       20-0409147
 (State or Other Jurisdiction          (Primary Standard             (I.R.S. Employer
of Incorporation or Organization   Industrial Classification No.)    Identification No.)

                              41 North Mojave Road
                               Las Vegas, NV 89101
                                 (702) 651-9100
          (Address and Telephone Number of Principal Executive Offices)

                       Ron Foster, Chief Executive Officer
                      EYE SPAN ENTERTAINMENT NETWORK, INC.
                              41 North Mojave Road
                               Las Vegas, NV 89101
                                 (702) 651-9100
            (Name, Address and Telephone Number of Agent for Service)

                       Ron Foster, Chief Executive Officer
                               Las Vegas, NV 89101
                                 (702) 651-9100

                        Copies of all communications to:

                          Joseph Lambert Pittera, Esq.
                      Law Offices of Joseph Lambert Pittera
                             2214 Torrance Boulevard
                           Torrance, California 90501
                            Telephone: (310) 328-3588
                          Facsimile No. (310) 328-3063

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting under Section 8(a), may determine.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed          Proposed
                                                                        Maximum           Maximum         Amount of
         Title of Each Class of Securities           Amount to be    Offering Price      Aggregate      Registration
                  to be Registered                    Registered      Per Share[1]     Offering Price        Fee
--------------------------------------------------   ------------   ----------------   --------------   ------------
Shares of common stock, $ .001 par value                  798,995             $ 2.00   $    1,597,990   $     147.92
--------------------------------------------------   ------------   ----------------   --------------   ------------
Total                                                     798,995             $ 2.00   $    1,597,990   $     147.92
==================================================   ============   ================   ==============   ============

   (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                      EYE SPAN ENTERTAINMENT NETWORK, INC.

                         798,995 SHARES OF COMMON STOCK

This prospectus covers the 798,995 shares of common stock of EYE SPAN ENTERTAINMENT NETWORK, INC. being offered for resale by certain selling security holders.

The selling shareholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. Eye Span Entertainment Network, Inc. is deemed an underwriter of the shares of common stock they are offering. We will pay the expenses of registering all shares.

You should read this document and any prospectus supplement carefully before you invest.

Our common stock is not currently registered. Once this registration is effective, we will apply for a listing on the Over-the-Counter Bulletin Board.

                      -------------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                      -------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is June 1, 2004

                               PROSPECTUS SUMMARY

This summary contains what we believe is the most important information about us and the offering. You should read the entire document for a complete understanding of our business and the transactions in which we are involved. The purchase of the securities offered by this prospectus involves a high degree of risk. See the "Risk Factors" section of this prospectus for risk factors.

THE COMPANY

BUSINESS DESCRIPTION

The Company was organized on November 25, 2003. Eye Span Entertainment Network, Inc. ("ESEN" or the "Company") is itself a start-up, development Stage Company, and was formed for the purpose of becoming a diversified, full-service entertainment company. The Company currently has three business lines: film and television production, film and television distribution, and new media/television station ownership.

As of February 15, 2004,  ESEN,  Inc.,  had the following  subsidiaries:  Latino
Bingo,  Inc.,  a  Nevada  corporation;  and  a 45%  equity  interest  in  ValCom
Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent broadcaster located in Palm Springs, California. The Company's subsidiaries are themselves start-up, development stage companies.


ESEN's growth strategy has two parts. The first part includes expanding the Company's existing film and production business by developing and producing more programs for its current customers. The second part of the Company's strategy involves expanding through the creation of a television distribution division, whereby the Company will not only retain that portion of the revenue that is lost to third-party distributors, but will also have the ability to launch new programming into the television marketplace without being dependent on those third-party distributors.

For additional information,  please  contact the Company's Web site: www.ESEN.tv

                                  THE OFFERING

SELLING SHAREHOLDERS

This Prospectus covers up to 798,995 shares of common stock which may be sold by the selling stockholders identified in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The financial data set forth below under the captions "Results of Operations Data" and "Balance Sheet Data," as of February 15, 2004, are derived from the audited financial statements of Eye Span Entertainment Network, Inc., included elsewhere in this Prospectus, by Jay J. Shapiro, CPA, independent public accountants. The data set forth below should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis or Plan of Operation." Note that current financial condition is not indicative of future results. The financial data set forth below for the Quarter ended March 31, 2004 is audited information provided by management.

                           RESULTS OF OPERATIONS DATA

        CASH FLOWS STATEMENT - Period from Inception: January 7, 2004 to
                               February 15, 2004
--------------------------------------------------------------------------------

Operations:
       Net loss                                                       $  (7,562)
       Accounts payable                                                   1,000
                                                                      ---------
             Net cash used for operations                                (6,562)
                                                                      ---------

Financing
       Cash contributed by founding shareholders
        (150,000 shares on 1-7-04)                                       15,000
                                                                      ---------
             Net cash provided by financing                              15,000
                                                                      ---------

Investing
       Additions to organization costs                                   (6,600)
                                                                      ---------
             Net cash used for investing                                 (6,600)
                                                                      ---------
Net change in cash and equivalents                                        1,838
Cash and equivalents, beginning of year                                       0
                                                                      ---------
Cash and equivalents, end of year                                     $   1,838
                                                                      =========

                               BALANCE SHEET DATA

Period From Inception  January 7, 2004 to February 15, 2004

ASSETS:
Current assets:
    Cash and equivalents                                              $    1838
                                                                      ---------
       Total current assets                                               1,838
 Organization Costs, net                                                  6,600
                                     26,000

                                                                      ---------
       Total assets                                                   $   8,438
                                                                      =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable - shareholder                                 $   1,000
                                                                      ---------
       Total current liabilities                                          1,000
Contingencies and Commitments (note 4)

Stockholders' equity:
       Common stock- shares at $.001 par value;
       authorized shares- 75,000,000; shares issued
       and outstanding- 150,000                                             150
       Additional Paid- in- Capital                                      14,850
       Accumulated Deficit During the Development Stage                  (7,562)
                                                                      ---------
       Total stockholders' equity                                         7,438
                                                                      ---------
             Total liabilities and stockholders' equity               $   8,438
                                                                      =========

                           FORWARD LOOKING STATEMENTS

The discussion in this Prospectus regarding our business and operations includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and may involve known and unknown risks and uncertainties and other factors that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding our business. The risks included should not be assumed to be the only things that could affect future performance.

                                  RISK FACTORS

The Shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to in this document, the following risk factors in evaluating us and our business before purchasing any Shares. This Prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this prospectus.

You  should  carefully  consider  the risks  described  below  before  making an investment decision. Please also note that there are other risks and uncertainties not presently known to us or that we currently deem immaterial. If any of the following or such other risks actually occur, our business, financial condition or results of operations could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A LIMITED OPERATING HISTORY IN WHICH TO EVALUATE OUR BUSINESS.

The Company has only been in business since November 2003, less than six (6) months. It has a limited development history and, notwithstanding agreements reached with ValCom, Inc., generally limited assets. The Company's financial resources are significantly less than those of other companies that can develop products similar to ours.

ANY  INABILITY  TO  ADEQUATELY   RETAIN  OR  PROTECT  OUR  EMPLOYEES,   CUSTOMER
RELATIONSHIPS AND PROPRIETARY INTELLECTUAL PROPERTY COULD HARM OUR ABILITY TO COMPETE.

Competition in the film and television entertainment business is diverse and fragmented, with scores of companies operating at various levels of product budget and scope. The market is overwhelmingly dominated by the major Hollywood studios, with the top-ranked company usually commanding 15 to 20 percent of the domestic market share in any given year. Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary intellectual property, which we attempt to protect with a combination of secrecy and registration, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property. Our employees, customer relationships and intellectual property may not be adequate to provide us with a competitive advantage.

THE DEPARTURE OF CERTAIN KEY PERSONNEL COULD HARM THE FINANCIAL CONDITION OF THE COMPANY.

Ronald Foster and Stephen Monaco are intimately involved in our business and have day to day relationships with critical customers. The Company is not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, technical and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.

WE FACE NUMEROUS COMPETITORS.

We have many competitors with comparable characteristics and capabilities that compete for the same group of customers. Our competitors are competent and experienced and are continuously working to take projects away from us. Some of our competitors have greater financial, technical, marketing and other resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales and marketing of their products and services than are available to us.

INDEPENDENT PRODUCTION COMPANIES.

Consolidation through acquisition has recently reduced the number of independent production companies in operation. However, barriers to entry remain relatively low, and management anticipates that the market segments in which it intends to compete will remain highly competitive.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN ORDER TO CONTINUE TO IMPLEMENT OUR BUSINESS PLAN.

The Company's growth strategy has two parts. The first part includes expanding its existing film and production business by developing and producing more programs for its current customers. The second part of the Company's business strategy involves expanding through the creation of a television distribution division whereby the Company will not only retain that portion of the revenue that is lost to third-party distributors, but additionally will have the ability to launch new programming into the television marketplace without being dependent on those third-party distributors. To implement this strategy, the Company will need to raise $5 million. There are no guarantees that sufficient funds will be raised to implement our strategy or that our strategy will be successful. Our failure to secure necessary financing may have a material adverse effect on our financial condition and results of operation

WE MAY NOT BE ABLE TO RAISE CAPITAL ON TERMS ACCEPTABLE TO US.

We require additional funding to complete our growth strategy. Such funding may be difficult or impossible to acquire. Even if such funding is acquired, the terms may cause dilution to the current shareholders or impose a heavy financial burden on the Company. We cannot guarantee that we will be successful in obtaining capital upon terms acceptable to us, if at all.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK.

Our common stock is expected to be traded in the Over-the-Counter Bulletin Board market, and this may cause delays in the timing of transactions and reductions in the number and quality of securities analysts' reporting on us and the extent of our coverage in the media. Trading in our common stock may be sporadic, and at present, there is a limited market for it. There can be no assurance that a strong market will develop. Even if such a market does develop, it may not be sustained. As a result, you may find it difficult to dispose of shares of our common stock and you may suffer a loss of all or a substantial portion of your investment in our common stock.

FUTURE SALES OF OUR COMMON STOCK BY EXISTING SHAREHOLDERS UNDER RULE 144 COULD DECREASE THE TRADING PRICE OF OUR COMMON STOCK.

As of May 31, 2004, a total of 3,151,004 shares of our outstanding common stock were "restricted securities" and could be sold in the public markets only in compliance with Rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer's outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock.

WE HAVE NO PLANS TO PAY DIVIDENDS.

Payment of dividends on the shares of our common stock is within the discretion of our Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

THE INTERESTS OF OUR CONTROLLING STOCKHOLDERS COULD CONFLICT WITH THOSE OF OUR OTHER STOCKHOLDERS.

Our directors and executive officers, together with our other principal stockholders, own or control approximately 79.8% of our voting securities, after the offering. These stockholders are able to influence the outcome of stockholder votes, including votes concerning: the election of directors; amendments to our articles of incorporation and by-laws; and the approval of significant corporate transactions like merger(s) or sale of our assets. This controlling influence could have the effect of delaying or preventing a change in control, even if many of our stockholders believe it would be in their best interest.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

Our common stock is classified as a penny stock by the Securities and Exchange Commission. At least for the foreseeable future, our common stock will continue to be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our free-trading common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock. Penny stocks are stocks:

     (i)     with a price of less than $5.00 per share; or
     (ii)    that are not traded on  NASDAQ  or  a national securities exchange;
     (iii) are issued by companies with net tangible assets of less than: (A) $2.0 million (if the issuer has been in continuous operation for at least three years); or (B) $5.0 million (if in continuous operation for less than three years); or
     (iv) which have average revenue of less than $6.0 million for the last three years.

FORWARD LOOKING ASSESSMENTS PREPARED BY OUR CURRENT MANAGEMENT.

Our ability to accomplish our objectives, and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are in the discretion and control of management and others are beyond management's control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained herein are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level. Prospective purchasers of our common stock should have this prospectus document reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies purchasing and investing in our common stock.

                                 USE OF PROCEEDS

This prospectus relates to the registration of 798,995 shares of our common stock which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds of the sale of common stock by the selling shareholders.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

As of May 31, 2004, our common stock shares were held by 372 shareholders of record, including those holders of record through depository accounts. The transfer agent of our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, Telephone (503) 227-2950, Facsimile
(503) 227-6874.

                                 DIVIDEND POLICY

Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

On November 25, 2003, Eye Span Entertainment Network, Inc. ("Company"), was formed in the State of Nevada. The Company was originally formed to engage in the acquisition of any speculative investment or business opportunity without restriction as to type or classification. On February 16, 2004, the Company purchased ValCom, Incorporated's 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. As part of the purchase agreement, New Global Communications, Inc. agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, and Eye Span Entertainment Network, Inc. would contribute certain fixed assets and manage the operations of the joint venture in return for its 45% interest in ValCom Broadcasting, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with ValCom, Inc. also included the purchase by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. Pursuant to the February 16, 2004 Asset Purchase Agreement, the Company also purchased from ValCom, Inc. a 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. For the purchase of the 45% interest in ValCom Broadcasting, LLC, the 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios, the Company issued, on February 28, 2004, 750,000 common shares at $2.00 per share to the shareholders of interest of ValCom, Inc. as of December 15, 2003.

As of February 15, 2004 the Company had total assets of $8,438.00, comprising $1,000.00 in accounts payable to a shareholder, 150,000 issued shares of common stock at $.001 par value for a total of $150.00, additional paid in capital of $14,850.00 as against an accumulated deficit the development stage of $7,562.00 for total stockholder's equity of $7,438.00 and thus total assets of $8,438.00.

As of February 28, 2004 the Company had issued an additional 750,000 common shares of its common stock in order to consummate the terms of the February 16, 2004 Asset Purchase Agreement whereby the Company acquired $1,500,000 in additional assets not reflected in the Company's balance sheet as of February 15, 2004.

At the end of the first quarter of 2004, the Company had not realized any revenue whatsoever from sales.

The following should be read in conjunction with our Consolidated Financial Statements and the related notes included elsewhere in this Prospectus.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Except for historical information contained herein, the matters discussed in this report are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on our expectation and are subject to a number of risks and uncertainties, including but not limited to factors discussed elsewhere in this prospectus and in other documents filed by us with the Securities and Exchange Commission from time to time. Many of these factors are beyond our control. Actual results could differ materially from the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will, in fact, occur.

CRITICAL ACCOUNTING POLICIES

GENERAL

Our discussion and analysis of our financial condition and our plan of operation and the results of our operations are based upon our financial statements and the data used to prepare them. The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On an ongoing basis we endeavor and plan to re-evaluate our judgments and estimates including those related to product variables, overhead costs, inventories, long-lived assets, income taxes and contingencies. We base our estimates and judgments on our brief historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates under different assumptions and conditions.

RESULTS OF OPERATIONS

The following table sets forth the Statement of Operations from the period from Inception (January 7, 2004) to February 15, 2004.

Revenue                                                              $        0
Operating expenses:
       Cost of revenue                                                        0
       General and Administrative                                        (2.562)
       Professional Fees                                                 (5,000)
                                                                     ----------
             Total operating expenses                                    (7,562)
                                                                     ----------
Operating loss                                                            (7562)
                                                                     ----------
Provision for income taxes                                                    0
                                                                     ----------
Net loss                                                             $   (7,562)
                                                                     ----------

Basic and diluted loss per share:                                    $    (0.05)
                                                                     ----------

Weighted average shares outstanding:
Basic and Diluted                                                       150,000
                                                                     ----------

The Company has incurred a net loss since inception on January 7, 2004 of $7,562. These losses will hopefully have resulted in net operating loss carry-forwards when we begin to achieve and then sustain revenues from sales. The Company recorded its losses without recording them as deferred income tax assets, offsets against future tax liability, since future utilization of these losses is subject to the Company's ability to generate taxable income. There was no taxable income to speak of from the Company's inception on January 7, 2004 through February 15, 2004 since the Company did not generate any sales revenue.

LIQUIDITY AND CAPITAL RESOURCES

The Company at February 15, 2004 had paid-in capital of $14,850 which came from a promissory note that was then converted into equity. The paid-in capital was used for startup costs of the Company.

Since inception, the Company has funded its development stage activity through paid-in capital.

RECENT AUDITING PRONOUNCEMENTS

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the chosen method on reporting results. With the exception of SFAS No. 148, the Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has had no change of, nor disagreement with, its accountants since inception.

                                    BUSINESS
GENERAL

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Various matters discussed in this document and in documents incorporated by reference herein, including matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," may constitute forward-looking statements for purposes of the Securities Act and the Securities Exchange Act. These forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Eye Span Entertainment Network, Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and other similar expressions are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

BACKGROUND

Eye Span Entertainment Network, Inc., (the "Company") was organized under the laws of the State of Nevada on November 25, 2003. Originally the Company was formed to engage in the acquisition of any speculative investment or business opportunity without restriction as to type or classification.

On February 24, 2004, the Board of Directors approved appointment of Transfer Online, Inc. to handle all stock transactions for the Company.

PRODUCTS

We are still in the earliest stage of commercial operations and have realized no revenues from sales to date (i.e. May 31, 2004. On December 1, 2003 the Company agreed to acquire the assets of K08MX (Channel 8), an independent broadcaster in the Palm Springs, California market. Currently a Mas Musica affiliate (Spanish
MTV), the Company intends to reconfigure the format to include entertainment, sports and local news. The plan is to consolidate Television stations in high-growth secondary cities with Channel 8 being the seed acquisition. The Company plans to acquire additional stations that can generate profits at high margins. The Palm Springs television advertising market is worth approximately $20 million and Channel 8 anticipates obtaining 10% of that market. The Company has identified a group of outside investors who will supply the capital for the Channel 8 acquisition in exchange for a 55% ownership interest in the station. The Company will control the project and provide programming. As part of the Company's strategy with respect to programming, the Company acquired 143 film and television titles from ValCom, Inc. in an Asset Purchase Agreement signed on February 16, 2004. By acquiring programming and a broadcast studio in Palm Springs the Company plans on developing additional in-house programming. Some of the current programming products under development consist of "ATM Bingo" for syndication, "Latino Bingo" for Telemundo Network, "Marriage-Go-Round," "Fender Bender," and "Satellite Bingo." The Company has established its own programming distribution division to be able to distribute its own in-house film and television productions.

CURRENT STATE OF PROGRESS

On February 16, 2004, the Company purchased ValCom, Incorporated's 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. As part of the purchase agreement, New Global Communications, Inc. agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, and Eye Span Entertainment Network, Inc. would contribute certain fixed assets and manage the operations of the joint venture in return for its 45% interest in ValCom Broadcasting, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with ValCom, Inc. also included the purchase by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. Pursuant to the February 16, 2004 Asset Purchase Agreement, the Company also purchased from ValCom, Inc. a 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. For the purchase of the 45% interest in ValCom Broadcasting, LLC, the 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios, the Company issued, on February 28, 2004, 750,000 common shares at $2.00 per share to the shareholders of interest of ValCom, Inc. as of December 15, 2003.

Since the February 16, 2004 Asset Purchase Agreement, the Company has actively begun in-house production of a number of television programs such as "ATM Bingo" for syndication, "Latino Bingo" for Telemundo Network, "Marriage-Go-Round," "Fender Bender," and "Satellite Bingo." The Company has established its own programming distribution division to be able to distribute its own in-house film and television productions.

INTERACTIVE TECHNOLOGY

The Company has experience in the interactive communications and entertainment fields, which brings together elements of the Internet. It has created and broadcast interactive national and international television programs using state-of-the-art computer technology, proprietary software programs, satellite communications, and advanced telecommunications. The Company's management believes that its experience in developing and delivering interactive television programs, as well as its ownership of proprietary software enhances its ability to launch new entertainment and information programs.

CURRENT BUSINESS DIVISIONS

TELEVISION AND FILM PRODUCTION DIVISION

The rise of co-productions and specialty programming for many cable and broadcast markets continues to drive significant growth in television production. The Television & Film Production/Distribution division will endeavor to retain ownership and control distribution of its developed properties in order to build the asset library of its content-based divisions:

BUSINESS AND LEGAL AFFAIRS. Business and Legal Affairs executives negotiate contracts and deals with all "above-the-line" talent, including actors, writers, producers and others. They also handle general corporate, tax, and regulatory issues affecting the Company. In addition, they document agreements and work with the Development department to maintain close relationships with the creative community. The Company will initially use its outside counsel to handle business and legal affairs, but ultimately hire an employee to handle these matters when the internal workload justifies it.

MARKETING AND DISTRIBUTION. Marketing and Distribution executives set the strategy for marketing campaigns. The Company believes it will save substantial fixed overhead costs as well as demands on senior management's time by contracting these services out during the first several years of operation.

TELEVISION STATION DIVISION

The Company owns a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego. The Palm Springs TV advertising market is $20 million strong and Channel 8 anticipates obtaining a significant share of that market. The Company has identified a group of outside investors who will supply the capital for the Channel 8 acquisition in exchange for a 55% ownership interest in the station. The Company will control the project and provide programming.

FUTURE DIVISIONS

FILM AND VIDEO PROGRAM DISTRIBUTION DIVISION

Attractive opportunities exist for distributing the Company's own programming. Management will establish a distribution organization utilizing executives and personnel that have the necessary experience, background and relationships to launch new programs into the television syndication and network marketplace. Other than pilot or presentation tapes (for which the Company will utilize its existing studio and production facilities to keep costs to a minimum), programs won't be produced unless they are already pre-sold into the marketplace. As a result, a majority of the marketing and production costs will not be incurred unless the show is actually launched. The

Company will have complete control over the costs and marketing success of its programming, while additionally having the ability to retain 100% of the revenue generated from its programming.

OPERATIONS

CRITICAL SUCCESS FACTORS

Management's successful experience to date coupled with strategic analysis indicate five key success factors for this type of business operation:

- The ability to EFFICIENTLY MANAGE A STUDIO FACILITY to ensure optimal financial management, measured growth, consistent quality and service, and superior utilization of stage space for maximum profit opportunities.

- The ability to IDENTIFY KEY CREATIVE TALENT AND DEVELOP EFFECTIVE COLLABORATIVE RELATIONSHIPS with top-caliber actors, writers, directors and their agents to ensure a consistently high quality flow of projects and material for television development and distribution.

- The ability to operate on a LOW-COST, LOW-OVERHEAD BASIS that limits capital risk and minimizes wasteful spending on projects that serve agendas other than the creation of shareholders value.

- The ability to AGGRESSIVELY EXPLOIT EVERY PROFITABLE REVENUE OPPORTUNITY through proper marketing.

- The ability to BE FLEXIBLE, NIMBLE AND RESPONSIVE to change in a fast growing and fast changing industry.

The Company's management is confident that its experienced, well-rounded executive team possesses the skills, knowledge and acumen to successfully meet all of these challenges.

KEY OPERATING TACTICS

MINIMIZATION OF CAPITAL RISK
Investments in entertainment content can be extremely risky. The Company will endeavor to minimize the risk exposure of its investors' capital by undertaking only those projects where the conservatively estimated potential financial returns exceed the cost of capital. Management will also strive to reduce risk through pre-sales, joint ventures, and other license arrangements.

PROJECT-DRIVEN SPENDING
The Company will emphasize controlled growth through the project-driven expansion of its development and production efforts. "Project-driven" refers to an operational model, which allows for the initiation of new projects and the launch of individual divisions only when secure contracts have been established which manifest the need for additional labor and overhead. This conservative approach is essential to the management of a "mini studio" that needs to contain its overhead and operating expenses during lean production periods.

RIGOROUS CONTROL OF OVERHEAD
The Company will maintain strict and diligent control of its overhead by adhering to a conservative hiring policy and by contracting out as many administrative functions as possible until the scale of the Company's activities justify bringing these overhead functions in-house. The Company's initial staffing plan is to hire only those individuals that are necessary to run the initial operations. These individuals will primarily be division heads who will perform all divisional duties until the workload demands that additional individuals be hired.

The Company believes that it can achieve a substantial reduction of overhead expenses--as well as a reduction on the demands of senior management's time--by contracting out certain overhead-intensive logistical activities to third party providers.

STRATEGY FOR CREATING SHAREHOLDERS VALUE

The Company creates value for its investors and shareholders in two principal ways:

1. OPTIMIZATION OF THE COMPANY'S PRODUCTIONS OPERATIONS. Management believes that the general business environment and the specific opportunities for an improved business mix will lead to a substantially higher level of profitability for the company's production over the next 2-3 years.

2. CREATE TELEVISION PROGRAM DISTRIBUTION DIVISION. The decade-long trend in television (and even more recently on the Internet) toward lower-cost, "non-scripted" programming favors nimble production companies with low overhead and strong production capabilities. The Company is well positioned to capitalize on this trend by producing low-cost programs like the reality-based shows that are so successful today. These types of programs can be mounted quickly, generate relatively quick returns, and be exploited across multiple media platforms.

Management envisions a phased implementation of the business plan over a five-year period to ensure a conservative, risk-tempered approach to the Company's growth.

PHASE I (June 2004-August 2004)
During Phase I the Company has, or proposes to, accomplished the following:
-     Established its core management team.
-     Become a reporting public company with a broad base of shareholders
-     Initiated two accretive acquisitions

PHASE II  (September 2004-August 2005)
Now that the Company will have established a stable base of operations and delivered positive cash flow and earnings, it will be poised for additional growth. In this phase the company will:
-     Complete acquisitions of post-production facility and first TV station
-     Purchase additional production equipment for rental
-     Establish its television program distribution division
-     Put at least 3 television projects into development
-     Begin sales of 1-2 television projects into the syndication marketplace

PHASE III  (September 2005-August 2006)
Now that the Company will have launched a significant base of programming in the television marketplace, it will be poised for even more growth. In this phase the company will:
-     Identify additional TV stations for possible acquisition
- Identify additional studio facilities for possible management agreements or acquisition
-     Expand its television program distribution division
-     Put at least 3 new television projects into development
- Begin sales of additional 1-2 television projects into the syndication marketplace

PHASE IV  (September 2006-December 2007)
By Phase IV, management anticipates that it will have sufficient cash flow, asset base and operating history to raise additional equity capital to expand its operations. At the beginning of this phase management will re-evaluate its goals and operating procedures, and develop a long-term plan for the Company's future growth. As needs arise and opportunities are judged to be attractive, the Company will extend its activities into new media ancillary businesses on an opportunistic basis.

TARGET MARKET PROFILE

Every few decades a major new technology or market trend results in a leap in business opportunities for creators of filmed entertainment. In the 1930s and 1940s the introduction of sound and color photography necessitated a vast overhaul of the entertainment industry's infrastructure and talent pool. In the 1950s and 1960s the rapid penetration of television led to the growth of a large programming production industry. In the 1970s and 1980s widespread consumer adoption of cable delivery and videocassette recorders which enabled film and television producers to more than double their revenue base in a few short years. Now in the 21st Century, rapidly accelerating demand for highly entertaining reality-based programming is driving a new wave of growth and profitability for American production companies. New distribution technologies like digital cable and direct-to-home satellite transmission have increased the number of channels available, and the need for inexpensive programming content has risen accordingly. Although there are many established companies competing against one another in the entertainment industry, there are still abundant opportunities for new startups with sound market niche strategies.

The Company is engaged in the development, financing, and production of entertainment content for the worldwide audience. The Company intends to focus its activities primarily on the creation of film and video programs for domestic television distribution, with a secondary focus on internationally suited programming. The Company's objective is to build asset value by creating a library of wholly owned programs whose distribution rights will be exploited in all markets and forms of media. The Company will also establish divisions to exploit ancillary revenue opportunities generated by its programs in the book, recording, new media, and merchandising industries.

In the context of the domestic market, television production and distribution is a mature, moderate growth business, with generally reasonable profit margins. But within this large and complex industry there are a few areas of high growth and attractive profitability, most notably the production and distribution of low-cost and reality programming. The Company will concentrate its business focus on these more attractive market niches in the industry.

In the worldwide market, the Motion Pictures Association of America has reported that the last decade has seen a steady worldwide growth in the number of theater complexes, an increase in television stations, expansion in the new technologies of cable and satellite broadcasting and the emergence of the Internet as a future distribution channel. Together, these new distribution mediums have created a large demand for new entertainment product and with it a need for new programming.

In order for the Company to expand in its market niche it plans to use the following strategies:

  - PROJECT-DRIVEN. The Company's investment and growth will occur on a strict "as-needed basis, with projects initiated only when their commercial prospects are reasonably assured and the investment risk is minimized.

  - ECONOMICAL. Management will exercise rigorous control over the Company's costs, both at the corporate overhead level and the individual project level. Necessary expenditures will be made only where the expected financial returns on investment are attractive. The Company will refrain from engaging in costly bidding wars for talent or material.

  - TALENT-FRIENDLY. The Company's principals recognize that success in the film entertainment industry is driven largely by the ability to attract top quality creative talent. Management will draw upon its extensive relationships with talent and strive to create a culture that is attractive to and supportive of writers, directors, and actors.

  - RESPONSIVE. The size and numerous layers of bureaucracy of the major studio's make the project decision-making process slow and unwieldy. The Company will differentiate itself and keep costs down by streamlining this process. Management will take hands-on responsibility for personally reading scripts and evaluating projects quickly and minimizing the bureaucracy and the time for making decisions. The Company's close collaboration with its producers will enable it to prevent catastrophic cost overruns such as those that occur with the larger studio films.

COMPETITION

Competition in the entertainment industry is extremely fragmented and diverse, with fairly low barriers to entry. The industry is intensely competitive with respect to product quality, access to key talent and material, and access to channels of distribution. In addition, there are many well-established entertainment competitors with substantially greater financial and other resources than the Company and with substantially greater financial and other resources than the Company and with substantially longer operating histories than the Company. In fact, the major Hollywood studios overwhelmingly dominate the market with the top-ranked company, Disney, usually commanding between 10% and 15% of the domestic market share in any given year. The Company believes that it can be competitive with other producers, studios, distributors and financiers of entertainment content.

The Company's operations are in competition with all aspects of the entertainment industry, locally, nationally and worldwide. The Company experiences competition from three market segments (1) traditional television,
(2) game shows and reality television drama, and (3) movies for television and theatrical releases.

The Company will succeed by choosing its projects and markets carefully, and by selecting segments and programming where it can build proprietary competitive advantages. It will utilize executives with existing background, relationships and success in their related fields.

With the proper positioning and segment focus, the Company believes it can insulate itself from the brunt of competition in the entertainment content business. Since the entertainment sector's revenues from foreign markets are also growing rapidly, a sound market niche strategy should ensure profitability.

EMPLOYEES

As of February 15, 2004, the Company had 3 full-time employees, including two officers and one professional staff person. None of the Company's employees are represented by a labor union, nor governed by any collective bargaining agreements. The Company considers relations with its employees as satisfactory.

DESCRIPTION  OF  PROPERTY

We presently lease 3,000 square feet of office space at 41 North Mojave Road Las Vegas, NV 89101 where our telephone number is (702) 651-9100. Our lease is paid through the end of the current fiscal year.

LEGAL PROCEEDINGS

There are presently no legal proceedings against the Company. The Company's corporate counsel is Joseph L. Pittera, Esq. of the Law Offices of Joseph L. Pittera located at 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 with telephone number (310) 328-3588 and facsimile number (310) 328-3063.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our directors, control persons and executive officers are as follows:

NAME                 AGE   POSITION
----                 ---   --------
Ronald Foster        62    President, Chief Executive Officer, Director

Stephen Monaco       42    Executive Vice President, Director

Richard Shintaku     57    Director

Claude Pichard       50    Director

Jeff Gleckman        51    Director

Directors serve until the next annual meeting and until their successors are elected and qualified. There are no family relationships between any of our directors or officers.

RONALD FOSTER, PRESIDENT AND CHIEF EXECUTIVE OFFICER -Mr. Foster is presently the President and Chief Executive Officer as well as a member of the Board of Directors of Eye Span Entertainment Network, Inc. He has been working with the Company since its inception. His primary responsibilities include finance, marketing and technical review. In addition to his responsibilities with the Company, Mr. Foster has held a number of other management positions over the years. From 2000 to 2002, he served as Executive Vice President, Secretary and member of the Board of Directors of ValCom, Inc., a publicly traded company. From 1986 to 2001, Mr. Foster was President, Chief Executive Officer and Chairman of the Board of SBI Communications Inc., a publicly traded company. From 1984 to 1986, he was Executive Vice President and producer of Pioneer Games of America Satellite Bingo in Albany, Georgia. Mr.Foster was also the owner and operator of Artist Management & Promotions where he was responsible for coordinating television entertainers, sports figures and other celebrities for department store promotions. Previously, he served as President and Director of El-Phills Inc., and Executive Vice President and member of the Board of Directors of Golden American Network. From 1984 to 1994, he was the President and Chief Executive Officer of ROPA Communications Inc., which owned and operated WTAU-TV-19 in Albany, Georgia. He created and produced "Stock Outlook 87, 88, 89", a video presentation of public companies through Financial News Network (FNN), a national cable networks.

STEPHEN MONACO, EXECUTIVE VICE PRESIDENT, DIRECTOR-Over the course of the last 20 years, Stephen Monaco has developed an exciting career in the marketing of intellectual property, new media and entertainment. Mr. Monaco began his career as a recording engineer in Hollywood, and then transitioned to Warner Bros. Television in Burbank, California. Mr. Monaco served as co-Chief Executive Officer and Chief Marketing Officer at Datastorm Technologies, Inc. for ten years and successfully led the company from its start-up phase through 40 consecutively profitable quarters, to its $71 million acquisition by a NASDAQ registered company. Mr. Monaco currently serves as the President for ShootFirst Films, LLC, a motion picture and television production company with offices in Los Angeles and Kansas City. For the last several years, Mr. Monaco has been a private investor, and has co-founded or served as a board member for various new media companies. Mr. Monaco has produced documentary segments for MTV News and commercials that have aired nationally on network television. He has owned a digital recording studio and produced music for various rock and pop bands, and Rick Dees, host of the internationally syndicated weekly radio show, "Rick Dees and the Weekly Top 40." Mr. Monaco's educational background includes the Missouri Institute of Technology and the University of Missouri. He graduated from a private Audio/Video Institute in North Hollywood, California and is a certified recording engineer.

RICHARD SHINTAKU, DIRECTOR - Mr. Shintaku is a Director of the Company. He is currently President and Chief Executive Officer of Inter-Continental Associates Group, LLC and ICAG, Inc. ICAG has been a leading investment and consulting firm in the Asia/Pacific region since 1973. ICAG is a Merrill Lynch investment "Alliance Partner." Mr. Shintaku is currently Vice President and principal of MRI International, Inc., one of the nation's largest medical receivables funding companies, Executive Vice President and principal of JMR Nevada, Inc. (Harmon Medical Center) and KK JMR Medical (Japan). Mr. Shintaku is also Chairman and Chief Executive Officer of Premier Entertainment Services, Inc., (product placement in movies and TV shows), in Digatech International, Inc. (gaming technology), owner/proprietor of The Royal Hawaiian Farms (Pistachio/Grapes), partner of Super Nova Financial Services (New York Mercantile Exchange). Mr. Shintaku also serves on various board of directors of many Asian and domestic firms. He has recently been asked to serve as the first Honorary Consul General of Japan in the State of Nevada.

CLAUDE PICHARD, DIRECTOR - Claude A. Pichard has been a television producer and director for over thirty years. His experiences range from "live" programming and commercial work, to regional and national sporting events, and game shows. Mr. Pichard's career has taken him from Miami, Florida to Hollywood, California and even, South America. Mr. Pichard is experienced in all aspects of television production including producing, directing, shooting, editing and post-production. He is currently employed in the communication field by the State of Florida.

JEFF GLECKMAN, DIRECTOR - Jeff Gleckman is a director of the Company. Mr. Gleckman has extensive experience with mergers and acquisitions and has been a private investor in both private and public companies. From 1998 through 2004 Mr. Gleckman was President of Aadvantage Airwaves, Inc., a large retailer of cellular telephones. Between 1998 and 2002 Mr. Gleckman was President and Chief Executive Officer of Five Star Advantage, Inc., one of the largest internet sites operating out of California. Five Star Advantage's website was rated number seven in California for being one of the largest internet sites specializing in the marketing and promotion of products through the internet. From 1984 through 1998 Mr. Gleckman served as President and Chief Executive Officer of Tech-ni-comm, Inc., one of the oldest whole-sellers of cellular telephones and accessories in California and the United States in general. Mr. Gleckman helped open up Mexico to cellular telephones with a sale to the government of Mexico in 1990 and established a base office in Mexico City for ten years. Mr. Gleckman has had extensive sales experience of cellular telephones throughout South and Central America as well as establishing manufacturing relationships for telecommunications equipment in Hong Kong, China, Mexico, and Canada. In the entertainment field Mr. Gleckman has been Executive Producer of "Spin Cycle" the movie, starring Howie Mandel, and produced the documentary "Guns of the Old West."

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 may require the Company's directors and officers, and persons who own more than ten-percent (10%) of the Company's common stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of change in ownership on Forms 4 and 5. Such officers, directors and ten-percent stockholders are also required to furnish the company with copies of all Section 16(a) reports they file. The Company is not a public company yet, however the Company does intend to comply with the provisions of Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of stockholders, or until the successors are elected and qualified. Currently we have six directors. The bylaws of the Company permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no familial relationships between any of the executive officers and directors. Our officers devote their full time to the business of the Company.

BOARD COMMITTEES

The Board of Directors has not established an audit committee or a compensation committee. The Board establishes guidelines and standards relating to the determination of executive compensation and compensation for our other employees.

The  Board  of  Directors  recommends  independent  auditors,  reviews  internal financial information, reviews audit reports and management letters, participates in the determination of the adequacy of the internal accounting control system, reviews the results of audits with independent auditors, oversees quarterly and yearly reporting, and is responsible for policies, procedures, and other matters relating to business integrity, ethics and conflicts of interest.

COMPENSATION OF DIRECTORS AND OFFICERS

Directors and Officers are currently not compensated for serving on our Board of Directors and all there currently are no Officer salaries.

EXECUTIVE COMPENSATION

The following table sets forth the compensation we paid for services on our behalf by directors and officers from inception November 25, 2003 through May 31, 2004:

                                                 SUMMARY COMPENSATION TABLE
                                                ----------------------------

                                Annual Compensation                            Long-Term Compensation
                            ---------------------------                   ---------------------------------
                                                                            Awards    Payouts
                                                                          ---------------------------------
                                                                          Securities
Name and                                                     Other        Underlying
Principal                                                    Annual        Options/    LTIP     All Other
Position                     Year   Salary($)  Bonus($)  Compensation(#)   SARs (#)   Payouts  Compensation
--------------------------  ------  ---------  --------  ---------------  ----------  -------  ------------
Ron Foster                   2003/     $0         -            -               -        -            -
President, CEO and           2004
Director

Stephen Monaco               2003/     $0         -            -               -        -            -
Exec Vice President and      2004
Director

Richard Shintaku             2003/     $0         -            -               -        -            -
Director                     2004

Claude Pichard               2003/     $0         -            -               -        -            -
Director                     2004

Jeff Gleckman                2003/     $0         -            -               -        -            -
Director                     2004

There are no annuity, pension or retirement benefits currently proposed to be paid to Officers, Directors, or employees in the event of retirement at normal retirement date pursuant to any existing plan provided by the Registrant. We have no employment agreements in place at May 31, 2004.

The Company has no formal stock option plan.

                      Equity Compensation Plan Information
                      ------------------------------------

                               Number of Securities to      Weighted Average
                              be issued upon exercise of   Exercise Price of     Number of Securities
                                 outstanding options,     Outstanding Options,  Remaining Available for
                                 warrants and rights      Warrants and rights       Future Issuance
      Plan Category                       (a)                    (b)                      (c)
----------------------------  --------------------------  --------------------  -----------------------
Equity compensation plans
approved by security holders

Equity compensation plans             0                          $0                        -
not approved by security
holders

Total                                 0                    (Aggregate Price)               -
                                                                 $0


  The following table sets forth certain information concerning grants of non-plan options to the Named Executive Officers during the period from inception (November 25, 2003) to May 31, 2004:

              OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 2004

                                       Individual
                          Number of      Grants
                         Securities    Percent of
                         Underlying  Total Options
                          Options       granted      Exercise or
                          Granted     to Employees    Base Price  Expiration
Name                     (shares)    in Fiscal Year   ($/share)      Date
-----------------------  ----------  --------------  -----------  ----------
Ron Foster                   0             -              -           -
President, CEO and
Director

Stephen Monaco               0             -              -           -
Exec Vice President and
Director

Richard Shintaku             0             -              -           -
Director

Claude Pichard               0             -              -           -
Director

Jeff Gleckman                0             -              -           -
Director

                              CERTAIN TRANSACTIONS


On January 7, 2004 Vince Vellardita loaned the Company $5,000.00 and received a promissory note for repayment and on February 1, 2004 converted payment to common shares at $0.10 per shares or 50,000 shares.

On January 7, 2004 Stephen Monaco loaned the Company $10,000.00 and received a promissory note for repayment and on February 1, 2004 converted payment to common shares at $0.10 per shares or 100,000 shares.

On February 16, 2004, the Company purchased ValCom, Incorporated's 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. As part of the purchase agreement, New Global Communications, Inc. agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, and Eye Span Entertainment Network, Inc. would contribute certain fixed assets and manage the operations of the joint venture in return for its 45% interest in ValCom Broadcasting, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with ValCom, Inc. also included the purchase by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. Pursuant to the February 16, 2004 Asset Purchase Agreement, the Company also purchased from ValCom, Inc. a 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. For the purchase of the 45% interest in ValCom Broadcasting, LLC, the 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios, the Company issued, on February 28, 2004, 750,000 common shares at $2.00 per share to the shareholders of interest of ValCom, Inc. as of December 15, 2003 on the basis of 30 shares of ValCom for 1 share of the Company. The present registration statement is being filed to register the shares of the Company as distributed to the shareholders of ValCom pursuant to the February 16, 2004 Asset Purchase Agreement.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 15, 2004 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group:


                                 May 15, 2004
                                 ------------

                    Name and Address                   Number        Percentage
Title of Class (1)  of Beneficial Owner              of Shares        Of Class
------------------  -------------------             -----------      ----------
Common Stock        Stephen Monaco                      850,000           21.52
                    13205 Cedar Street
                    Leawood, KS 66209

Common Stock        Ron Foster                          836,875           21.19
                    41 North Mojave Road
                    Las Vegas, NV 89101

Common Stock        Vince Vellardita                    858,308           21.73
                    24634 Brighton Drive
                    Suite "A"
                    Valencia, CA 91355

Common Stock        ValCom, Inc.                        290,753            7.36
                    26030 Avenue Hall
                    Studio #5
                    Valencia, CA 91355

Common Stock        Jeff Gleckman                       253,334            6.41
                    25438 Verne Court
                    Stevenson Ranch, CA 91381

Common Stock        Claude Pichard                       50,067            1.27
                    1315 Dillard Street
                    Tallahassee, Florida 32317

Common Stock        Richard Shintaku                     11,667             .30
                    P.O. Box 530388
                    Henderson, NV 89053

                                                    -----------      ----------

Total Shares of 5% or more Beneficial Ownership       3,089,270           78.81
Total Shares of Officers and Directors as a Group     2,001,943           50.69
Total Shares Issued and Outstanding (May 31, 2004)    3,949,999

(1) Except as otherwise indicated, all shares are owned directly. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To the best knowledge of ESEN, each of the beneficial owners listed herein has direct ownership of and sole voting power and investment power with respect to the shares of our common stock, except as set forth herein.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors, in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                            SELLING SECURITY HOLDERS

This prospectus relates to the registration of shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this Prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

The following table sets forth the name of the selling shareholders, the number of common shares that may be offered by the selling shareholders and the number of common shares to be owned by the selling shareholders after the offering. The table also assumes that each selling shareholder sells all common shares listed by the shareholder's name.

The table below sets forth information as of May 31, 2004.

                                                          COMMON SHARES OWNED
                NAME OF SHAREHOLDER                        FOR REGISTRATION
--------------------------------------------------   --------------  -----------
                                                     NO. OF SHARES   PERCENTAGE
                                                     --------------  -----------
DON MAGIER                                           153,542         3.89%
TRACEY ELAND                                         151,783         3.84%
CEDE & CO                                            133,008         3.37%
E-BLASTER                                            100,000         2.53%
GREAT ASIAN HOLDINGS PTE LIMITED                     70,347          1.78%
KARIEN ANDERSON                                      50,000          1.27%
LISA EVANS                                           20,000          *
SAMANTHA HUNT                                        20,000          *
SHEA KERCE                                           20,000          *
DEANNA ANDERSON                                      20,000          *
RADORM TECHNOLOGY LTD.                               18,928          *
CLAY HARRISON                                        9,250           *
STEVE STAMETS                                        4,667           *
EGAN ELLEDGE                                         3,583           *
KRISHNA SWAMI ALLADI                                 3,333           *
DOUGLAS S SCOTT                                      1,848           *
WAYNE LEPOFF                                         1,667           *
PHIL MICHALS                                         1,667           *
STEPHEN WEBER                                        1,333           *
WOODY FRASER                                         833             *
KATHY STARK                                          833             *
RICHARD ABBENANTE                                    667             *

ALAN STONE & COMPANY LLC                             667             *
BRADLEY M TATE                                       667             *
THE ENGLAND PECAN COMPANY INC.                       667             *
C/O V CARLYSLE SULLIVAN JR
ATTN LEONARD DAVIES                                  567             *
% BAHAMAS FINANCIAL CENTER
AL MAKHANIAN                                         500             *
ANDREW F POLLET &                                    467             *
SALLY M POLLETT REVOC TRUST
SHARI EDWARDS                                        417             *
THE SCOTT FAMILY TRUST BETTY L SCOTT                 368             *
TRUSTEE/ MARGIE JO SCOTT
ANINDYA NOVYAN BAKRIC                                333             *
STEVE MAKHANIAN                                      333             *
RAJ MITTA                                            333             *
CAROL SHERMAN                                        333             *
SAMIN TAN                                            300             *
RACHEL E ZITTA                                       267             *
MARGIE JO SCOTT                                      222             *
LINDA LAYTON                                         168             *
KRISHNA SWMI ALLADI                                  167             *
MARGARET GAUTIER                                     167             *
GEORGE LASAKO                                        167             *
TROY LINGER                                          167             *
NALIN RATHOD                                         167             *
MANOJ KUMAR SAMTANI                                  167             *
SHERYL A SENER                                       167             *
DENNIS VELLARDITA                                    167             *
MARC A WILLE                                         167             *
MARK GOULDY                                          150             *
ADVANTAGE DESIGN & TOOL INC                          133             *
ERICK E RICHARDSON                                   133             *
TIM BAKER                                            117             *
RACHEL DIX                                           117             *
PATRICIA GOODROW                                     117             *
ROBERT TUBB                                          117             *
MAKHANIAN ENTERPRISE                                 100             *
SANJEEV GUPTA                                        100             *
LISA WILLIAMS                                        100             *
ARIE K KRESNADI                                      93              *
EARL KUESTER                                         87              *
DYLAN NUGENT                                         83              *
HEATHER WIMETT                                       83              *
CHARLES M. FORMAN                                    73              *
HARLIN RAHARDJO                                      73              *
RIGOBERTO BAHENA                                     69              *
LAL RATI                                             69              *
JOSEPH DALTON & KARIN DALTON JTTEN                   67              *
EDELMAN AND EDELMAN CHARTERED                        67              *
ALLISON P OKON                                       67              *
NIMISH P PATEL POPOV MCCULLOUGH                      67              *
ANGELA G JOHNSON                                     53              *
BARRY L COHEN CLIENT TRUST ACCOUNT                   46              *
ADAM KLIARSKY                                        35              *
JAMES WARNOCK                                        35              *
ROMAN YEREMA                                         35              *
DEANNA ANDERSON                                      33              *
TIMOTHY M BAKER                                      33              *
SUZANNE BURR                                         33              *

RALPH CANTELOPE & JEAN M CANTELOPE TEN ENT           33              *
KERRY DALTON                                         33              *
ANDRES GARCIA                                        33              *
THOMAS HASKINS                                       33              *
MELODEE HOLSINGER                                    33              *
WEN WEN HSU                                          33              *
GWEN IVANIC                                          33              *
STEVE JASIK                                          33              *
JACOB KELSO                                          33              *
BISMARKA KURNIAWAN                                   33              *
ISABEL MARTINEZ                                      33              *
JESUS MARTINEZ                                       33              *
VINO NASUTION                                        33              *
MARCUS OMOTE                                         33              *
T.R. SEETHARAMAN                                     33              *
KIMBERLY SPARKS                                      33              *
GAHN SUWANNUKUL                                      33              *
T.L.C. PRODUCTIONS INC                               33              *
JULIANDUS TOBING                                     33              *
MATTHEW VELLARDITA & MARIE VELLARDITA JTTEN          33              *
HAROLD FEDERBUSH & LORRAINE FEDERBUSH TR             17              *
ARTHUR G SCHAEFFER                                   17              *
BRIAN J RICE                                         15              *
STEPHEN H HOMER                                      13              *
EDWARD KAMENIR TR                                    13              *
THE KAMENIR FAMILY TRUST
ROBERT M ROSE & MYRNA A ROSE JTTEN                   11              *
BERT LOUIS BOTTA                                     10              *
ROBERT LEE & DIANE LEE JT TEN                        10              *
WALTRAUD RYMAN-SMITH                                 10              *
CHESTER ANDRZEJCZAK                                  9               *
FREDERICK RICCIO CONSULTANTS INC                     9               *
GRAHAM J PARKES                                      8               *
MICHAEL J. RUNE                                      8               *
ROY LEE WEEKLY JR & PAMELA A WEEKLY JT TEN           8               *
EDDIE A GRAHAM                                       7               *
MICHAEL A HUGGINS                                    7               *
DAVID KROH                                           7               *
JODIE ROY ROBINSON & CAROL F ROBINSON JT TEN         7               *
SHELIA MCMULLEN
EARL M BYE                                           6               *
OPERATOR DISTRIBUTING  INC                           6               *
CHRISTINE M BRANNIN                                  5               *
BARBARA G WILLS                                      5               *
WILLIAM H CANNON & PEGGY E CANNON JTTEN              4               *
KEVIN B. COTTOM                                      4               *
NEW ENGLAND CIRCUIT SALES                            4               *
DARRYL T RONNING & JILL K RONNING JTTEN              4               *
JAMES TOUS & LOIS A. TOUS JTTEN                      4               *
LUIS R AVILA                                         3               *
HENRY BERTOLON & DONNA BERTOLON JT TEN               3               *
BELVA BLOOMER                                        3               *
GENA CALLIS                                          3               *
FREDERICK PETER COPPOLA                              3               *
JAMES M FRIDENBERG                                   3               *
LEONARD E GEIGER                                     3               *
JOEL S. HENRIE                                       3               *
TIM JAKSA                                            3               *

JAMES R KELLY                                        3               *
ALBERT KOTOCH                                        3               *
ROBERT J. KRZYS                                      3               *
GERARD LAIBEN                                        3               *
LLOYD L LUCO & JO ANN LUCO JTTEN                     3               *
DOROTHEA S. MORRIS                                   3               *
JULIE A PARKE                                        3               *
ROBERT F. PETRY                                      3               *
DON L. SIMON                                         3               *
ROBERT M. WALT                                       3               *
GARY L WATTS & LINDA S WATTS JTTEN                   3               *
WENDY WILLIAMS                                       3               *
GEORGE ZAINO                                         3               *
RICHARD AMBORN                                       2               *
ATHANASIOS ANAGNOSTOPOULOS                           2               *
WILLIAM J ANSTEAD & PATRICIA A ANSTEAD JTTEN         2               *
JOSEPH AVALLONE                                      2               *
INGRID C. BEEBE                                      2               *
MATTHEW BURROUGHS PROFIT SHARING PLAN DTD 1/1/84     2               *
JAMES M BURTON                                       2               *
JEANNE CANNON                                        2               *
ORAZIO M CELONA                                      2               *
ROBERT L CHARLEBOIS                                  2               *
JACKIE CHRISTIANSON & KELY CHRISTIANSON JTTEN        2               *
JOHN R CLARK                                         2               *
ROSALIE COHEN                                        2               *
ANTHONY DE SOUSA & BARBARA DE SOUSA JT TEN           2               *
LEONARD J DIMAURO                                    2               *
FRANK M. ELACQUA                                     2               *
KATHRYN FREID & ADAM FREID JT TEN                    2               *
THOMAS JACK GIBSON                                   2               *
THOMAS H. GORHAM                                     2               *
JEFF HUNTLEY                                         2               *
TERESA A. KAISER                                     2               *
WALTER F KEANE                                       2               *
ZOLTAN KROH                                          2               *
JAMES LANGOS & ROMALUE A LANGOS JTTEN                2               *
CHARLOTTE LARSEN                                     2               *
DONALD C. MEANEY                                     2               *
DAN E. MONTENEGRO                                    2               *
JAMES T POLLARD & GERI A POLLARD JTTEN               2               *
JOHN L ROSS                                          2               *
GEORGE SCATURRO & GRACE F SCATURRO JTTEN             2               *
PAUL G SCHAMELL                                      2               *
TRACY SCIARRINO                                      2               *
MICHAEL D SMITH & BARBARA E SMITH JT TEN             2               *
JOSEPH SPANO & MICHAEL PARKER JT TEN                 2               *
STATE CONTROLLER STATE OF CALIFORNIA-DIVISON OF      2               *
COLLECTIONS
RICHARD TRIMMER                                      2               *
ROBERT ELDEAN TETER                                  2               *
MICHAEL B. VAGENAS                                   2               *
STEVE WEBER                                          2               *
RUTH WEST                                            2               *
MALVIN F WHITE                                       2               *
SCOTT WHYTE                                          2               *
CHARLES T. ALFERES                                   1               *
RUSSELL F. AMES JR. & DENNIS J. MONTGOMERY TENCOM    1               *

LILLIAN F APPELL                                     1               *
NIKOLAOS ARVANITIS & ANTOINETTE ARVANITIS JTTEN      1               *
KEVIN ASMUS                                          1               *
DOUGLAS J BAKER                                      1               *
TULLIO J. BALDI & HARRIETTE E. BALDI JTTEN           1               *
HARRY BANK                                           1               *
EDWARD N. BAST                                       1               *
PHILIP D BAUER & SUSAN T BAUER JTTEN                 1               *
HERBERT F BENTZ                                      1               *
ALTON E. BODENHEIMER  CTSY ADVANCE INVSTMTS          1               *
BARBARA L BONTJES                                    1               *
OTTO BORSICH & ROSE C BORSICH JT TEN                 1               *
ROSE B BOSWELL & BUDDY D BOSWELL JTTEN               1               *
MARK BREGE & SCOTT BREGE JT TEN                      1               *
CATHERINE J. BROBST & RONALD R. BROBST JTTEN         1               *
MARIA BROCCO                                         1               *
JERRY L BUSH                                         1               *
MALCOLM CAIN                                         1               *
DAVID P CALLAHAN & JOAN L CALLAHAN JT TEN            1               *
MICHAEL A CALOGERAKIS                                1               *
RON CARAGIAS & SHARON CARAGIAS JT TEN                1               *
RONALD A. CARAGIAS                                   1               *
CAR-TUNES AUTO SOUND CENTER                          1               *
KAREN CEDERSTORM & MARTY CEDERSTORM JTTEN            1               *
WILLIAM J CERAMI                                     1               *
JERRY J CHALSON & JUNE CHALSON JTTEN                 1               *
CRAIG CHAMBLISS C/O BOULDER STEEL                    1               *
SANG HO CHUNG & CHI SUNG CHUNG JTTEN                 1               *
CHARLES C. CONOVER                                   1               *
ROBERT F. COULTHARD JR.                              1               *
FRANK COURVOISIER & LINDA COURVOISIER JT TEN         1               *
LOU M. COUTINHO                                      1               *
JOHN B. CROSBY JR. & MARSHA KERST CROSBY JTTEN       1               *
GEORGE CRUZ                                          1               *
ANGELO F. CUCE & ANTOINETTE CUCE JTTEN               1               *
ANTOINETTE CUCE TR UA 12/8/95 CUCE FAMILY TRUST      1               *
ARNOLD D'AMBROSA                                     1               *
ELINOR A. DE GENNARO & DONALD E.DE GENNARO JTTEN     1               *
WAYNE W DOBSON                                       1               *
JAMES A. DOHERTY & SARA K. DOHERTY TEN COM           1               *
CHRISTINE DOORBETAKIS                                1               *
RICHARD R DWYER & PHYLLIS L DWYER JT TEN             1               *
STEPHEN S. ECCHER & BEVERLY D. ECCHER JTWROS         1               *
STEPHEN FACEY & BARBARA J. FACEY JT TEN              1               *
DORIS S. FAULK                                       1               *
JOHN P. FERRANDO & MARY J. FERRANDO JTTEN            1               *
WILLIAM L. FLAVELL & CYNTHIA L. FLAVELL JTTEN        1               *
SHARON L FOLK                                        1               *
FORKNER LIVING TRUST                                 1               *
LEE V. FORTNER                                       1               *
AGLMUT FRANZ                                         1               *
DENNIS G GARRISON & MARGARET A GARRISON JTTEN        1               *
MARY V. GAVIGAN                                      1               *
RICHARD GHEZZL                                       1               *
ANDREW J. GILLESPIE                                  1               *
WILLIAM J GILMORE                                    1               *
DONALD GOODWIN & SHEILA GOODWIN JT TEN               1               *

HAROLD E. GOODWIN & GAIL GOODWIN JTTEN               1               *
MILDRED L. GORI                                      1               *
BETH GROVER                                          1               *
RAYMOND J. GUANTI                                    1               *
RAYMOND JOHN GUANTI                                  1               *
ROBIN C HALEY                                        1               *
CLIFFORD L. HANSOPN & BESSIE F. HANSON JT TEN        1               *
GARY M HARTMAN & DEON L HARTMAN JTTEN                1               *
E DAVID HASKEL & SHARON R HASKEL JTTEN               1               *
FRED HEBBLETHWAITE & MARGARET L. HEBBLETHWAITE       1               *
GEORGE P HERMAN                                      1               *
DONNA M. HEYNE                                       1               *
FRANCES C. HINTE                                     1               *
JAMES J HIPP                                         1               *
BERNARD B HORTON                                     1               *
LYNDALL HUGHES                                       1               *
BENEDICT M JACOBS & ROSEMARY JACOBS JT TEN           1               *
RAYMOND D JAMES JR                                   1               *
CAROLE JOHNSON                                       1               *
ROBERT T JONES                                       1               *
DRU E. KEGREIRS                                      1               *
FRANK D. KERAGA & BARBARA A. KERAGA JTTEN            1               *
GORO KOBAYASHI                                       1               *
JOHN J KOSLUCHER & HELEN M KOSLUCHER JTTEN           1               *
JAMES W.KUEKER & MIRJANA KUEKER JTWROS               1               *
MICHAEL LAPORTE                                      1               *
KARL P. LEBERT                                       1               *
BERTEL A. LEE                                        1               *
CLEMET A LEIER & SHIRLEY LEIER JTTEN                 1               *
FRED LO GRASSO & MARY LO GRASSO JT TEN               1               *
MICHAEL JOHN LOCILENTO                               1               *
ALBINA J. LOGAN                                      1               *
SANDRA LOGAN                                         1               *
HAROLD L. LOVE                                       1               *
SUSAN JANE MALMAD                                    1               *
LAWRENCE A. MANGINI & JANICE T. MANGINI JTWROS       1               *
KEVIN A. MANIAS                                      1               *
CHARLES A. MARBLE JR. & LOIS T. MARBLE JTTEN         1               *
ROBERT J MAREK                                       1               *
RONALD E. MC KELVY                                   1               *
MORIA MCBREEN & WILLIAM T MCBREEN JTTEN              1               *
DAVE L MCGUERTY                                      1               *
DAVID D. MINTZ & RACHEL MINTZ JTTEN                  1               *
DAVID E MOORE & JO ANN B MOORE JTTEN                 1               *
LANCE JASON MORGAN                                   1               *
FRANK L. MUOLO                                       1               *
BRENDA A MYERS                                       1               *
KELLY NELSON                                         1               *
CHUCK NICOLA & REBECCA J NICOLA JT TEN               1               *
CHARLES NICOLA                                       1               *
DONALD E. OUTRAM                                     1               *
MIKELE R PADOVICH                                    1               *
DAVID PAUL PAHOS                                     1               *
JAMES A PALLADINO                                    1               *
CLAIRE PARTYKA                                       1               *
DONALD E PATTERSON & LATANYA D PATTERSON JTTEN       1               *
THOMAS E PLEMEL & ANNA-MAE PLEMEL JTTEN              1               *

MINERVA H. POLING                                    1               *
FREDERICK W POLLINI                                  1               *
CHARLES PRATHER & KATIE PRATHER JTTEN                1               *
STEPHEN PRENDERGAST                                  1               *
TERRY E PRISTAS                                      1               *
CHRIS G. PRITSIS                                     1               *
STELLA B RANEY                                       1               *
ERNEST J ROBIDOUX & BARBARA A ROBIDOUX JT TEN        1               *
ROY M ROLLMAN & SALLY V ROLLMAN JTTEN                1               *
GEORGE N SAITTA                                      1               *
HANS SCHLAMME & BETH SCHLAMME JT TEN                 1               *
DEBRA J. SCHLEGEL                                    1               *
ROBERT E. SCHLEGEL & ELAINE E. SCHLEGEL JTTEN        1               *
CHAD SCHOENBORN                                      1               *
BOBBY SENZON & VIRGINIA SENZON JT TEN                1               *
BETTY SHEPARD                                        1               *
BETTY J SHEPARD                                      1               *
STANLEY SILVERMAN                                    1               *
H N SIMPSON III                                      1               *
JAMES M SINGER                                       1               *
STEVEN D SIPES                                       1               *
DONALD R SMITH                                       1               *
JOHN D SNIDER & POLLY J SNIDER JTTEN                 1               *
BETTY J. SPARKS                                      1               *
MARIE SPECK                                          1               *
FRAN SPENCER                                         1               *
LAWRENCE STANASEK                                    1               *
ROBERT S STAPLES                                     1               *
ALBERT C STENZEL & DOROTHY M STENZEL JT TEN          1               *
LAWRENCE STIGLITZ                                    1               *
FELIX STRATER & JUDITH STRATER JTTEN                 1               *
DENNIS B SWEENEY                                     1               *
JOSEPH A. TAVANI & REGINA M. TAVANI JT TEN           1               *
WILLIAM H. TAYLOR III & SUSAN M. TAYLOR JTTEN        1               *
GARY E. TETER & MARY ELLEN TETER JTTEN               1               *
BRUCE R THOMAS                                       1               *
THOMAS J. DAMON                                      1               *
JAMES B. THOMAS                                      1               *
RICHARD THOMAS & F. ROBERTA THOMAS JTTEN             1               *
JOHN L TRYGG & LONA A TRYGG JTTEN                    1               *
JOSE L VELASQUEZ                                     1               *
CHERYL L VERRY                                       1               *
ROBERT W. WAINWRIGHT                                 1               *
CAROL S. WALKER                                      1               *
RONALD W WATSON & LINDA E WATSON JTTEN               1               *
THOMAS P. WEEKS                                      1               *
DAVID F. WELLS                                       1               *
HAROLD WEXLER                                        1               *
MALVIN F. WHITE                                      1               *
PAUL CHARLES WILKINSON & LEONA B. WILKINSON JTWROS   1               *
JOE D. WILLIAMS                                      1               *
FRANK A WOELFLIRA                                    1               *
MELISSA WOHL                                         1               *
GAIL A. WRIGHT                                       1               *
GEORGE ZAING                                         1               *

                                             Total   798,995


      * Less than 1% of the issued and outstanding shares.

PLAN OF DISTRIBUTION

The shares of common stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - face-to-face transactions between sellers and purchasers without a broker/dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders, and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

We do not intend to distribute or deliver the prospectus by means other than by hand or mail.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Joseph L. Pittera, Esq., 2214 Torrance Boulevard, Suite 101, Torrance, California 90501.

                                     EXPERTS

The consolidated financial statements of the Company and Subsidiaries as of February 16, 2004 have been audited by Jay J. Shapiro, CPA, a professional corporation, certified public accountants, and have been included in this Prospectus in reliance upon the report of Jay J. Shapiro, CPA and upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's Web site located at http://www.sec.gov.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
EYE SPAN ENTERTAINMENT NETWORK, INC.

We have audited the accompanying balance sheet of EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise), (the" Company") as of February 15, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from Inception (January 7, 2003) to February 15, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of the Company as of February 15, 2004 and the results of its operations and its cash flow for the period from Inception (January 7, 2004) to February 15, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the accompanying financial statements, the Company has no established source of revenue, and may be unable to generate any cash from operations as a result of contemplated funding or corporate acquisitions, all of which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 2. These financial statements do not include, any adjustments that might result from the outcome of these uncertainties.



JAY J. SHAPIRO, CPA
a professional corporation


Los Angeles, California
February 16, 2004

EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise)

                        BALANCE SHEET - February 15, 2004
ASSETS:
Current assets:
   Cash and equivalents                                       $    1838
                                                              ---------
      Total current assets                                        1,838
Organization Costs, net                                           6,600
                                     26,000

                                                              ---------
      Total assets                                            $   8,438
                                                              =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
      Accounts payable - shareholder                          $   1,000
                                                              ---------
      Total current liabilities                                   1,000
Contingencies and Commitments (note 4)

Stockholders' equity:
      Common stock- shares at $.001 par value; authorized
        shares-75, 000,000; shares issued and
        outstanding- 150,000                                        150
      Additional Paid- in- Capital                               14,850
      Accumulated Deficit During the Development Stage           (7,562)
                                                              ---------
      Total stockholders' equity                                  7,438
                                                              ---------
             Total liabilities and stockholders' equity       $   8,438
                                                              =========

SEE ACCOMPANYING NOTES.

EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise)

STATEMENT OF OPERATIONS - Period from Inception (January 7, 2004) to February 15, 2004

Revenue                                                       $       0
Operating expenses:
      Cost of revenue                                                 0
      General and Administrative                                 (2.562)
      Professional Fees                                          (5,000)
                                                              ---------
             Total operating expenses                            (7,562)
                                                              ---------
Operating loss                                                    (7562)
                                                              ---------
Provision for income taxes                                            0
Net loss                                                      $  (7,562)
                                                              ---------

Basic and diluted loss per share:                             $   (0.05)
                                                              ---------
Weighted average shares outstanding:
Basic and Diluted                                               150,000
                                                              ---------

SEE ACCOMPANYING NOTES.

EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise)

   CASH FLOWS STATEMENT- Period from Inception (January 7, 2004) to February 15, 2004
--------------------------------------------------------------------------------

Operations:
      Net loss                                                $  (7,562)
      Accounts payable                                            1,000
                                                              ---------
            Net cash used for operations                         (6,562)
                                                              ---------

Financing
      Cash contributed by founding shareholders
        (150,000 shares on 1-7-04)                               15,000
                                                              ---------
            Net cash provided by financing                       15,000
                                                              ---------

Investing
      ADDITIONS TO ORGANIZATION COSTS                            (6,600)
                                                              ---------
            Net cash used for investing                          (6,600)
                                                              ---------
Net change in cash and equivalents                                1,838
Cash and equivalents, beginning of year                               0
                                                              ---------
Cash and equivalents, end of year                             $   1,838
                                                              =========

SEE ACCOMPANYING NOTES.

EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise)

   STOCKHOLDERS' EQUITY STATEMENT -Inception (January 7, 2004) to February 15, 2004


COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL
    Balance, beginning of period                              $       0
    Common stock purchased by founding shareholders              15,000
                                                              ---------
                     Balance, end of year                        15,000



                                RETAINED EARNINGS

    Balance, beginning of year                                        0
                                                              ---------
    Net loss                                                     (7,562)
                                                              ---------
            Balance, end of year                                 (7,562)
                                                              ---------

                   Total stockholders' equity                 $   7,438
                                                              =========

SEE ACCOMPANYING NOTES.

EYE SPAN ENTERTAINMENT NETWORK, INC.(a development stage enterprise)

                NOTES TO FINANCIAL STATEMENTS - February 15, 2004

NOTE 1 - ACCOUNTING POLICIES:

   FINANCIAL REPORTING

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. EYE SPAN ENTERTAINMENT NETWORK, INC. (the "Company"), and Nevada Corporation, formed on November 25, 2003 has yet to commence intended operations and is a development stage enterprise beginning on January 7, 2004.

   ESTIMATES AND ASSUMPTIONS

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies, assumptions such as amortization of organization costs over sixty months, and determining when permanent asset impairments have occurred. Actual results and outcomes may differ from management's estimates and assumptions.

GOING CONCERN

The Company has not generated any operating revenue or cash flow to date and management provides no assurance that the Company will ever achieve this objective. (See Note 2).

INTANGIBLE ASSETS

Organization costs including legal fees, filing fees, and registration costs for formation of the Company are amortized using the straight-line method over sixty months commencing February 1, 2004.

EMPLOYEE STOCK PLAN

The Company adopts the fair value recognition provision of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, effective February 15 2004, however no options or stock for services have been issued to date.

NOTE 2- SUBSEQUENT EVENTS, CONTINGENCIES, AND COMMITMENTS:

The Company intends on registering common shares for sale in the near future. The shares will be used for acquisitions and generation of cash for operating activities sufficient for twelve months. Management also contemplates acquisitions of film libraries, film development projects, and entertainment facilities. However, the Company has yet to generate any revenues and no assurance is made that any revenues will ever be generated by these contemplated acquisitions. Therefore, an uncertainty regarding the going concern assumption exists at February 15, 2004.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

Prospectus Summary............................................          4

Forward-Looking Statements....................................          3

Risk Factors..................................................          7

Use of Proceeds...............................................         10

Market for Common Equity and Related Shareholder's Matters....         10

Dividend Policy...............................................         10

Management's Discussion and Analysis or Plan of Operation.....         11

Business......................................................         14

Management....................................................         20

Certain Transactions..........................................         24

Principal Shareholders........................................         25

Description of Securities.....................................         27

Selling Security Holders......................................         28

Plan of Distribution..........................................         36

Legal Matters.................................................         36

Experts.......................................................         36

Additional Information........................................         37

Financial Statements..........................................        F-1

                                 798,995 Shares

                      EYE SPAN ENTERTAINMENT NETWORK, INC.

                                   PROSPECTUS
                                  June 1, 2004

                                    PART TWO
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the Nevada Revised Statute permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 78.7502 of the Nevada Revised Statute requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 78.7502(3) also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under Nevada law. Article VI of our Bylaws requires that the Company, to the maximum extent permitted by Nevada law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the Company. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of the Company, (ii) is or was serving at the request of the Company, as a director, officer, employee or agent of another business entity or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and shareholders (through shareholders derivative suits on behalf of our Company) to recover monetary damages against a director except as limited by Nevada law. These provisions do not limit or eliminate the rights of our Company or any shareholders to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of the Company, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to the Company, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE                      AMOUNT
----------------------------------   ----------
SEC registration fee                     147.92
Accounting fees and expenses           5,000.00
Legal fees and expenses               12,500.00
Printing and related expenses            500.00
----------------------------------   ----------
TOTAL                                 18,147.92
==================================   ==========

* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The Company had no sales of unregistered securities. The following transactions did result in a distribution of shares to shareholders of the Company for which the Company received no funds.

On January 7, 2004 Vince Vellardita loaned the Company $5,000.00 and received a promissory note for repayment and on February 1, 2004 converted payment to common shares at $0.10 per shares or 50,000 shares.

On January 7, 2004 Stephen Monaco loaned the Company $10,000.00 and received a promissory note for repayment and on February 1, 2004 converted payment to common shares at $0.10 per shares or 100,000 shares.

On February 16, 2004, the Company purchased ValCom, Incorporated's 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. As part of the purchase agreement, New Global Communications, Inc. agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, and Eye Span Entertainment Network, Inc. would contribute certain fixed assets and manage the operations of the joint venture in return for its 45% interest in ValCom Broadcasting, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with ValCom, Inc. also included the purchase by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. Pursuant to the February 16, 2004 Asset Purchase Agreement, the Company also purchased from ValCom, Inc. a 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. For the purchase of the 45% interest in ValCom Broadcasting, LLC, the 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios, the Company issued, on February 28, 2004, 750,000 common shares at $2.00 per share to the shareholders of interest of ValCom, Inc. as of December 15, 2003 on the basis of 30 shares of ValCom for 1 share of the Company. The present registration statement is being filed to register the shares of the Company as distributed to the shareholders of ValCom pursuant to the February 16, 2004 Asset Purchase Agreement

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.  Description of Document

(1)          Articles of Incorporation and By Laws

1.1          Amended and Restated Articles of Incorporation

1.2          By-Laws of the Corporation

(2)          Instruments Defining the Rights of Security Holders.

2.1          Specimen common stock certificate

(3)          Opinion of Counsel

3.1          Opinion of Joseph L. Pittera, Esq.

(4)          Material Contracts

4.1          Asset Purchase Agreement Dated February 16, 2004

(5)          Consents

5.1          Consent of Independent Auditor

5.2          Consent of Joseph L. Pittera, Esq. (included in Exhibit 3.1)

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


ITEM 28.  UNDERTAKINGS

The undersigned Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on May 31, 2004.

                      EYE SPAN ENTERTAINMENT NETWORK, INC.

                      BY:/s/  RON FOSTER
                         --------------------------------
                         RON FOSTER,
                         CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE             TITLE                          DATE
     ---------             -----                          ----

/S/ RON FOSTER            CHIEF EXECUTIVE OFFICER         MAY 31, 2004
----------------------    (PRINCIPAL EXECUTIVE OFFICER)
RON FOSTER


/S/ RON FOSTER            PRESIDENT, DIRECTOR             MAY 31, 2004
----------------------
RON FOSTER


/S/ STEPHEN MONACO        EXECUTIVE VICE PRESIDENT        MAY 31, 2004
----------------------    AND DIRECTOR
STEPHEN MONACO


/S/ RICHARD SHINTAKU      DIRECTOR                        MAY 31, 2004
----------------------
RICHARD SHINTAKU

/S/ JEFF GLECKMAN         DIRECTOR                        MAY 31, 2004
----------------------
JEFF GLECKMAN

/S/ CLAUDE PICHARD        DIRECTOR                        MAY 31, 2004
---------------------
CLAUDE PICHARD

                                       42